EXHIBIT 5



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                                HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.                ________                 harttrinen@aol.com
Will Hart                                                    Fax: (303) 839-5414

                                 (303) 839-0061



                                 October 8, 2013

Synergy Resources Corporation
20203 Highway 60
Platteville, CO 80651

     This letter will constitute an opinion upon the legality of the sale by Synergy Resources Corporation, a Colorado corporation, of up to 9,000,000 shares of Common Stock, all as referred to in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission.

     We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of the Company and the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion, the Company is duly authorized to issue the shares of stock mentioned above and such shares when sold, will be legally issued, fully paid, and nonassessable.

                                  Very truly yours,

                                  HART & HART


                             By /s/ William T. Hart
                                 William T. Hart